Exhibit 99.16

Schedule “F”
Draft of declaration relating to the Financial
Indebtedness as of the Closing Date

SCHEDULE “F”

To:

KEMET Electronics Corporation
2835 Kemet Way
Simpsonville
South Carolina 29681
USA
Attention: David E. Gable, Senior Vice President and Chief Financial Officer
Telefax: 001 864 228 4161

with copy to:

Gianni, Origoni, Grippo & Partners
Via delle Quattro Fontane no. 20
00184 - Rome
(Italy)
Attention: Filippo Troisi and Mauro Sambati
Telefax: +39 06 4871101

and to:

Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, IL
USA
Attention: H. Kurt von Moltke, P.C.
Telefax: +1 312 861 2000

SALE AND PURCHASE AGREEMENT DATED 10 AUGUST 2007

Sirs,

We make reference to the sale and purchase agreement entered into on 10 August 2007 (the “Sale and Purchase Agreement”) between our company, as Seller, and KEMET Electronics Corporation, as Buyer.

All terms and expressions indicated in this communication in capital letters have the same meaning of the terms and expressions defined in the Sale and Purchase Agreement.

By means of this communication we hereby inform your company and confirm, that as of the date hereof:

(a)                    the Financial Indebtedness is not greater than the Target Financial Indebtedness by more than 5%;

(b)                   we are not in breach of any of the representations and warranties set out in Section 5.1. and, in respect of those representations and warranties which are made as of the date of signing of the Sale and Purchase Agreement only, we are not aware of any event, fact or circumstance which, if any such representation and warranty were repeated at the date hereof, would result in a breach thereof; and

(c)                    we are not in breach of any of the covenants set forth under Section 8.1 of the Sale and Purchase Agreement.

Best regards.

[Place and date]

[Blue Skye (Lux) S.À R.L.]